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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Somekh Chaikin KPMG Somekh Chaikin Member Firm of KPMG International Tel Aviv, Israel October 31, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM